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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




           Date of Report (Date of earliest event reported): April 16, 1998


                            HUNTSMAN PACKAGING CORPORATION
                (Exact name of registrant as specified in its charter)


              Utah                   333-40067               87-0496065
 (State or other jurisdiction   (Commission File            (IRS Employer
     of incorporation)              Number)              Identification Number)


              500 Huntsman Way
            Salt Lake City, Utah                           84108
  (Address of principal executive offices)              (Zip Code)


                                 (801) 532-5200
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 16, 1998, the Registrant notified Deloitte & Touche LLP ("Deloitte & Touche") that effective as of that date, the Registrant had determined to change its independent accountants. The Registrant has engaged the accounting firm of Arthur Andersen LLP to serve as its independent accountants.

     Neither of Deloitte & Touche's reports on the Registrant's financial statements for the years ended December 31, 1996 or December 31, 1997 contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change accountants was approved by the Company's Board of Directors. The Registrant does not have an audit or similar committee.

     During the years ended December 31, 1996 and December 31, 1997 and the subsequent interim period preceding the Registrant's replacement of Deloitte & Touche, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report.

     The Registrant has requested that Deloitte & Touche furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 20, 1998, is filed herewith as Exhibit 99.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)     Financial Statements:    Not applicable

  (b)     Pro Forma Financial Information:    Not applicable


  (c)     Exhibits

    EXHIBIT NO.                        DOCUMENT
         99          Letter to Securities and Exchange Commission


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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HUNTSMAN PACKAGING CORPORATION



                              By: /s/ Ronald G. Moffitt
                                 ---------------------------
                                  Ronald G. Moffitt
                                  Senior Vice President



April 20, 1998

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                                    EXHIBIT INDEX


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   EXHIBIT NO.                         DOCUMENT                         PAGE
   -----------                         --------                         ----
       99         Letter to the Securities and Exchange Commission        1

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